Exhibit 99.4

Nomura Securities (Bermuda) Ltd. Chesney House 96 Pitts Bay Road Pembroke HM 08 Bermuda	Urgent Please deliver immediately

Date:	[ ]

To:	[Mantle Ridge Fund] (“Counterparty”)
Address:	712 Fifth Avenue
Suite 17F
New York, NY 10019
Attention:	[ ]
Email:	[ ]
Phone:	[ ]
Fax No.:	[ ]

From:	Nomura Securities (Bermuda) Ltd. (“Nomura”)

Re:	OTC Share Option Transactions – Cash Settled Forward

This master confirmation (this “Master Confirmation”) confirms the terms of certain option transactions that may be entered into between us from time to time (the “Transactions” and each, a “Transaction”). Certain terms of each individual Transaction shall be as set forth in this Master Confirmation, with additional terms as set forth in one or more Supplemental Confirmations substantially in the form of Schedule A hereto. This Master Confirmation, taken alone without any Supplemental Confirmation, is neither a commitment by either party to enter into any Transaction nor evidence of a Transaction. This Master Confirmation, together with each Supplemental Confirmation, constitutes a “Confirmation” and each Transaction constitutes a separate “Transaction” as referred to in the ISDA Master Agreement specified below.

This Master Confirmation, together with each Supplemental Confirmation, supplements, forms part of, and is subject to the ISDA 2002 Master Agreement, dated as of [                    ], between Nomura and Counterparty (including the Schedule thereto and the 1994 Credit Support Annex (Bilateral Form—New York Law) (the “CSA”) to such Schedule), as may be amended and supplemented from time to time (the “Agreement”). All provisions contained or incorporated by reference in the Agreement shall govern this Master Confirmation except as expressly modified below. This Master Confirmation, together with each Supplemental Confirmation, evidences a complete binding agreement between Nomura and Counterparty as to the subject matter and terms of each Transaction to which this Master Confirmation relates and shall supersede all prior or contemporaneous written or oral communications with respect thereto.

The 2006 ISDA Definitions (the “Swap Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”, and with the Swap Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Master Confirmation. If there is any inconsistency between the Definitions and this Master Confirmation, this Master Confirmation governs. If, in relation to any Transaction to which this Master Confirmation relates, there is any inconsistency between the Agreement, this Master Confirmation, the Swap Definitions and the Equity Definitions, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) this Master Confirmation; (ii) the Equity Definitions; (iii) the Swap Definitions, and (iv) the Agreement.

Nomura Securities (Bermuda) Ltd.

A member of the Nomura group of companies

The terms of the particular Transaction to which the Confirmation relates are as follows:

General Terms

Trade Date:	As specified in the relevant Supplemental Confirmation

Option Style:	American

Option Type:	Call

Seller:	Nomura

Buyer:	Counterparty

Shares:	As set forth in Annex A hereto

Number of Options:	As specified in the relevant Supplemental Confirmation

Option Entitlement:	One Share per Option

Strike Price:	As specified in the relevant Supplemental Confirmation

Premium per Option:	As specified in the relevant Supplemental Confirmation

Premium Payment Date:	One Settlement Cycle after the Trade Date

Exchange:	As set forth in Annex A hereto

Related Exchange(s):	As set forth in Annex A hereto

Procedure for Exercise

Commencement Date:	The Trade Date

Expiration Date:	As specified in the relevant Supplemental Confirmation

Multiple Exercise:	Applicable

Minimum Number of Options:	One

Maximum Number of Options:	The Number of Options remaining unexercised

Integral Multiple:	One

Automatic Exercise:	Applicable.

For purposes of Automatic Exercise, Section 3.4(b) of the Equity Definitions is revised by (a) replacing “Physical Settlement” with “Share Forward Settlement or Net Share Forward Settlement” and (b) replacing “Expiration Time” with “Valuation Time”.

In-the-Money:	As determined in accordance with Section 3.4 of the Equity Definitions, provided, however, that for purposes of Section 3.4(c)(i)(A) and 3.4(c)(ii)(A) of the Equity Definitions, if the Related Exchange uses a different automatic exercise threshold for dealers versus parties that are not dealers, then whether a Call or Put is In-the-

Nomura Securities (Bermuda) Ltd.

A member of the Nomura group of companies

Money shall be determined using the price for a Share at which the Related Exchange would automatically exercise a Physically-settled option for which a dealer was the buyer thereof.

Reference Price:	For purposes of the definition of “In-the-Money”, if the Exchange is a Nasdaq market, the Nasdaq Official Closing Price (NOCP) as of the Valuation Time on the Expiration Date, as reported in the official price dissemination mechanism for the Exchange.

Settlement Terms

Settlement Method Election:	Applicable. The Electing Party may elect (a) Share Forward Settlement, (b) Net Share Forward Settlement or (c) Cash Settlement.

Electing Party:	Buyer

Settlement Method Election Date:	Any Scheduled Trading Day following the Effective Date that is prior to the Expiration Date, provided that, for Counterparty’s Settlement Method Election to be effective with respect to a particular Exercise Date, Counterparty must provide notice to Nomura of its Settlement Method Election no later than 12:00 noon New York time on the third Scheduled Trading Day immediately preceding such Exercise Date.

Default Settlement Method:	Share Forward Settlement (as defined below).

Settlement Currency:	USD

Share Forward Settlement Terms

Share Forward Settlement:	If Share Forward Settlement is applicable, then on the date which is one Settlement Cycle after the Exercise Date (if any), Buyer will pay to Seller an amount equal to (a) the Strike Price multiplied by (b) the product of the number of Options exercised or deemed exercised on that Exercise Date and the Option Entitlement; and Buyer and Seller will be deemed to have entered into a Share Forward Transaction on terms and pursuant to documentation set forth on Annex B hereto (such Share Forward Transaction, a “Related Forward Transaction”), with respect to a number of Shares of the Issuer equal to the number of Options exercised multiplied by the Option Entitlement.

Nomura will give Counterparty a written notice (the “Spread Notice”) of the proposed Spread applicable any time other than during an IA Step-Down Period and any time during an IA Step-Down Period for each Related Forward Transaction (x) promptly upon Counterparty’s request on any date prior to the scheduled Expiration Date and (y) four Scheduled Trading Days prior to the scheduled Expiration Date (in the absence of any exercise prior to such date).

Net Share Forward Settlement Terms

Net Share Forward Settlement Procedures:	If Net Share Forward Settlement is applicable, then Nomura will determine the Option Cash Settlement Amount for each Settled Number of Options as set forth under “Cash Settlement Terms” as if Cash Settlement were applicable (the “Deemed Cash Settlement”). On each Cash Settlement Payment Date for such Deemed Cash Settlement, in lieu of Seller’s payment of the Option Cash Settlement Amount to Buyer, Buyer and Seller will be deemed to have entered

Nomura Securities (Bermuda) Ltd.

A member of the Nomura group of companies

into a Related Forward Transaction with respect to a number of Shares of the Issuer equal to such Option Cash Settlement Amount divided by the Settlement Price. In the event that the number of shares calculated as set forth above includes any fractional share, the number of shares for purposes of the Related Forward Transaction will only include whole shares and Seller will pay to Buyer in lieu of such fractional share an amount in the Settlement Currency representing the fractional share multiplied by the Settlement Price. For the purposes of Net Share Forward Settlement, all references to “Cash Settlement” in “Condition to Cash Settlement” will be deemed to be references to “Net Share Forward Settlement”.

Cash Settlement Terms

Number of Options Exercised:	If Cash Settlement is applicable, the number of Options exercised (or deemed to be automatically exercised) on an Exercise Date; provided that the valuation related to such Number of Options exercised will occur as set forth under “Cash Settlement Procedures” below.

Condition to Cash Settlement:	Cash Settlement of the Transaction is conditioned upon Counterparty representing to Nomura in writing on each Exercise Date where Cash Settlement is applicable that either (1) Counterparty is an “affiliate” (as defined under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”)) of the Issuer, (2) Counterparty is not an “affiliate” of the Issuer, or (3) Counterparty should be deemed an “affiliate” of the Issuer solely for purposes of the relevant Transaction.

Cash Settlement Procedures:	On an Exercise Date where Cash Settlement is applicable, the Calculation Agent will determine the Number of Options Exercised (which may be all such Number of Options Exercised) subject to cash settlement (the “Settled Number of Options”) in its good faith and commercially reasonable discretion (which may, for the avoidance of doubt, be exercised in consideration of advice of counsel and in consideration of other market activity or derivative transaction or unwind activity by Counterparty as well as any legal considerations applicable to Counterparty, including, but not limited to, considerations related to the fact that Counterparty may be an “insider” or “affiliate” of the Issuer and the application, if any, of any related securities laws (such considerations, the “Unwind Parameters”)), and will notify Nomura and Counterparty of such determination. The Calculation Agent also will determine the number of Averaging Dates in its good faith and commercially reasonable discretion and will include in such notice the number of Averaging Dates so determined (“Determined Averaging Date Number”) and the initial Averaging Date for such settlement which will be the first Scheduled Trading Day after the related Exercise Date (each such date, an “Initial Averaging Date”). In respect of the settlement on the Expiration Date, the Initial Averaging Date will be the Expiration Date.

Such Cash Settlement shall proceed under the Equity Definitions as if (i) the Settled Number of Options were the number of Options exercised for purposes of Section 8.2 of the Equity Definitions (“Option Cash Settlement Amount”), (ii) the Averaging Dates were a number of consecutive Exchange Business Days beginning on, and including, the Initial Averaging Date for such settlement, which number shall be equal to the Determined Averaging Date Number, and (iii) the Valuation Date were the final Averaging Date for the calculation of the Option Cash Settlement Amount.

Following each such settlement, the Transaction will continue with a Number of Options reduced by the amounts so settled, and the Calculation Agent will select subsequent Initial Averaging Date(s) (in conjunction with a related Determined

Nomura Securities (Bermuda) Ltd.

A member of the Nomura group of companies

Averaging Date Number) in a good faith and commercially reasonable manner (taking into account the Unwind Parameters) until the total of all Settled Number of Options equals the Number of Options Exercised. For the avoidance of doubt, the Calculation Agent may select a Settled Number of Options for the first settlement hereunder that equals the total Number of Options Exercised, in which case there shall be only one such settlement hereunder.

Valuation Date:	In respect of a Settled Number of Options, the final Averaging Date in respect of such Settled Number of Options.

Cash Settlement Payment Date:	In respect of a Settled Number of Options and an Exercise Date, one Settlement Cycle following the related Valuation Date.

Option Cash Settlement Amount:	As set forth in Section 8.2 of the Equity Definitions.

General Valuation Terms

Market Disruption Event:

Section 6.3(a) of the Equity Definitions is hereby amended by replacing clause (ii) thereof in its entirety with the following: “(ii) an Exchange Disruption, or” and inserting immediately following clause (iii) thereof the following: “; in each case that the Calculation Agent determines is material.”

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Averaging Date Disruption:	Modified Postponement; provided that Section 6.7(c)(iii)(A) of the Equity Definitions is hereby modified by inserting the words “the Calculation Agent may determine in its discretion that” after the word “then” in the sixth line thereof. Notwithstanding the foregoing and anything to the contrary in the Equity Definitions, if a Market Disruption Event occurs on any Averaging Date, the Calculation Agent may determine that such Averaging Date is a Disrupted Day only in part, in which case (i) such day shall be an Averaging Date and the Scheduled Trading Day immediately following the date that would otherwise be the last Averaging Date shall be an additional Averaging Date; (ii) the Calculation Agent shall determine the VWAP Price on the Averaging Date that is a partially Disrupted Day on the basis of transactions in the Shares on the Exchange on such Averaging Date, taking into account the nature and duration of the relevant Market Disruption Event; and (iii) the Calculation Agent shall determine the Settlement Price using an appropriately weighted average of VWAP Prices on the Averaging Dates instead of the arithmetic average.

Section 6.6(a) of the Equity Definitions is hereby amended by replacing the word “shall” in the fifth line thereof with the word “may,” and by deleting clause (i) thereof.

Relevant Price:	For purposes of Section 6.7 of the Equity Definitions, with respect to any Options for which Cash Settlement is elected, the VWAP Price on the date of determination.

VWAP Price:	On any Exchange Business Day, the volume-weighted average price per Share as displayed on the relevant Bloomberg page AQR (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day (or if such volume-weighted average price is unavailable at such time, the market value of one Share on such Valid

Nomura Securities (Bermuda) Ltd.

A member of the Nomura group of companies

Day, as determined by the Calculation Agent using, if practicable, a volume-weighted average method). The VWAP Price will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

Share Adjustments

Method of Adjustment:

Calculation Agent Adjustment.

The first sentence of Section 11.2(c) of the Equity Definitions is hereby amended to read as follows: “(c) If “Calculation Agent Adjustment” is specified as the method of adjustment in the Confirmation of a Share Transaction, then following any announcement of or the occurrence of any Potential Adjustment Event, the Calculation Agent will determine whether such announcement or occurrence of such Potential Adjustment Event has an economic effect on the Transaction and, if so, shall, following good faith consultation with Counterparty, (i) make appropriate adjustments to any one or more of the terms or variables relevant to the exercise, settlement or payment terms of such Transaction as the Calculation Agent determines appropriate to account for such effect (and, for the avoidance of doubt, adjustments may be made to account for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares or any Hedge Positions) and (ii) determine the effective date(s) of the adjustment(s).”

Section 11.2(e)(vii) of the Equity Definitions is hereby amended to add the term “corporate” before “event”.

Extraordinary Events

Merger:	Applicable

Consequences of Merger Events:

(a) Share-for-Share:	Modified Calculation Agent Adjustment

(b) Share-for-Other:	Cancellation and Payment (Calculation Agent Determination)

(c) Share-for-Combined:	Component Adjustment

Tender Offer:	Applicable; provided, however, that Section 12.1(d) of the Equity Definitions is hereby amended by adding “, or of the outstanding Shares,” before “of the Issuer” in the fourth line thereof. Sections 12.1(e) and 12.1(l)(ii) of the Equity Definitions are hereby amended by adding “or Shares, as applicable,” after “voting Shares”.

Consequences of Tender Offers:

(a) Share-for-Share:	Modified Calculation Agent Adjustment

(b) Share-for-Other:	Modified Calculation Agent Adjustment

(c) Share-for-Combined:	Modified Calculation Agent Adjustment

Composition of Combined Consideration:	Not Applicable

Nomura Securities (Bermuda) Ltd.

A member of the Nomura group of companies

Nationalization, Insolvency or Delisting:	Cancellation and Payment (Calculation Agent Determination)

Shareholder Rights Plan:	Notwithstanding any provision of the Equity Definitions or this Confirmation to the contrary, upon the occurrence of an event that results in any shareholder rights being distributed or becoming separated from the Shares or other shares of the Issuer’s capital stock (including the issuance or exercisability of rights or the issuance of Shares or other securities under a so-called “poison pill” or similar event), as determined by the Calculation Agent, that occurs as a result of any action taken by or any activity of Counterparty or its affiliates or related parties or any member of a “group” (as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any similar provision) of which Counterparty or any such affiliate or related party is a part, in each case as determined by the Calculation Agent, Nomura shall not be obligated to adjust the Number of Shares or other terms for any Transaction hereunder to reflect such event, and without limiting the foregoing, the Number of Shares subject to the Related Forward Transaction or the Cash Settlement Amount payable, as the case may be, by Nomura under any Transaction hereunder will be determined exclusive of additional Shares or rights with respect thereto delivered to holders of Shares as a result of such event.

Separate Transactions Adjustment:

With respect to any Transaction that is, or may following an adjustment by the Calculation Agent with respect to an announced event become, a Share Basket Option Transaction, upon the request of Counterparty, the Calculation Agent shall provide Counterparty with proposed adjustments to the terms of the Transaction pursuant to this Separate Transactions Adjustment provision.

Counterparty shall have the right to elect, upon one Scheduled Trading Day’s written notice (the “Separate Transaction Notice”), to continue such Transaction as two separate Transactions, each with terms identical to the original Transaction prior to such separation (the “Original Transaction”), except that: (i) the “Shares” for the first resulting Transaction (the “Original Shares Transaction”) shall be the Shares of the Transaction prior to the most recent (or potential) creation of a Basket (the “Original Shares”) and the “Shares” for the other transaction (the “Spin-off Shares Transaction”) shall be the other Shares in the Basket (or potential Basket) (the “Spin-off Shares”), (ii) the Number of Options for the Original Shares Transaction shall remain unchanged from the Number of Options for the Original Transaction, (iii) the Number of Options for the Spin-off Shares Transaction shall equal the product of (A) the Number of Options for the Original Transaction (as in effect immediately prior to the separation) and (B) the number of Spin-off Shares in the Basket (or, in the case of a potential Basket, that a holder of one share of Original Shares would have owned or been entitled to receive in connection with the announced event), and (iv) the Strike Price for each of the Original Shares Transaction and the Spin-off Shares Transaction shall be adjusted by the Calculation Agent to reflect the relative market values per share and dividend practices of the Original Shares and the Spin-off Shares immediately following the separation (including, without limitation, adjustments to account for changes in volatility, expected dividends, stock loan rate or liquidity relevant to the Original Shares, the Spin-off Shares, the Original Shares Transaction or to the Spin-off Shares Transaction) in an effort to preserve the theoretical fair value of such Original Transaction. This Master Confirmation shall apply in all respects (except as provided above) to both the Original Shares Transaction and the Spinoff Shares Transaction as if each were a separate Transaction under this Master Confirmation. Any Separate Transaction Notice shall include a representation that the election is not being made on the basis of any material, non-public information regarding the Issuer or the Shares.

Nomura Securities (Bermuda) Ltd.

A member of the Nomura group of companies

Additional Disruption Events

Change in Law:	Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (a) adding the words “or any Hedge Positions” after the word “Shares” in clause (X) thereof; and (b) adding the words “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute)” after the word “regulation” in the second line thereof.

Failure to Deliver:	Not Applicable

Insolvency Filing:	Applicable

Hedging Disruption:	Applicable

Increased Cost of Hedging:	Applicable

Loss of Stock Borrow:	Not Applicable

Increased Cost of Stock Borrow:	Not Applicable

Determining Party:	For all applicable events, Nomura. Whenever the Determining Party is required to act or to exercise judgment in any way, it will do so in good faith and in a commercially reasonable manner. If Counterparty chooses to dispute a determination made by Nomura in its role as Determining Party, then it must do so within two (2) Scheduled Trading Days of the day on which Nomura communicates the relevant determination to Counterparty and provide Nomura with the reasons why Counterparty objects. If Counterparty and Nomura cannot resolve the dispute, then the dispute resolution procedures applicable to the Calculation Agent shall also apply to the Determining Party as if all references to the Calculation Agent were references to the Determining Party.

Hedging Party:	For all applicable events, Nomura

Dividends

Ordinary Dividend Amount:	USD 0.00

Extraordinary Dividend:	Any dividend or distribution on the Shares (other than any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) or (B) of the Equity Definitions) the ex-date for which occurs during the Dividend Period and the amount or value of which differs from the Ordinary Dividend Amount, as determined by the Calculation Agent.

Dividend Period:	The period from but excluding the Trade Date to and including the Valuation Date.

Consequences of Dividends:	Following the payment of a cash Extraordinary Dividend by the Issuer to holders of record of the Shares, the Calculation Agent will make an adjustment to the terms of the Transaction reflecting the Extraordinary Dividend, as such amount may be adjusted for any withholding or deduction of taxes at the source by or on behalf of any applicable authority having power to tax levied in respect of such a

Nomura Securities (Bermuda) Ltd.

A member of the Nomura group of companies

dividend that would be incurred if such dividend were received by a QDD Hypothetical Investor. In making such determination, the Calculation Agent will also provide to the parties hereto any tax forms reflecting the tax levied in the previous sentence.

A “QDD Hypothetical Investor” is a hypothetical investor that is authorized to act as a Qualified Derivatives Dealer by the U.S. Internal Revenue Service, holds its Shares (and receives any amounts thereon) in its capacity as a Qualified Derivatives Dealer and properly certifies the foregoing as required under applicable U.S. federal income tax laws in order to avoid withholding on dividends, amounts treated as dividends or dividend equivalent amounts.

Section 11.2(e)(iii) is hereby amended by adding the word “non-cash” before “Extraordinary Dividend”.

Dividend Recovery:	In the event that the declared dividend is different from the actual dividend paid by the Issuer, and the Calculation Agent has previously adjusted the terms of a Transaction as set forth in “Consequences of Dividends” then the Calculation Agent will either (a) re-adjust the terms of such Transaction(s), or (b) determine an amount to be paid by one party to the other party, in each case to account for the discrepancy between the declared dividend and the actual dividend paid by the Issuer. This provision will survive the termination of any relevant Transaction, it being understood that if clause (b) of the previous sentence applies, the party obligated to pay such amount will do so in accordance with the instructions of the Calculation Agent.

Additional Representations, Agreements and Acknowledgements

Calculation Agent:	As specified in the Agreement.

Non-Reliance:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Independent Amount:	None

Exposure:	The Exposure for Nomura in respect of any Transaction hereunder shall be zero and the Exposure for Counterparty in respect of any Transaction hereunder shall be zero, throughout the term of the Transaction.

Representations, Warranties and Covenants of Counterparty

Counterparty represents and warrants to, and covenants with, Nomura as of the date on which it enters into a Transaction hereunder that (in the absence of any written agreement between the parties that expressly imposes affirmative obligations to the contrary for the Transaction):

(A) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction, it being understood that information and explanations related to the terms and conditions of the Transaction will not be considered investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of the Transaction.

Nomura Securities (Bermuda) Ltd.

A member of the Nomura group of companies

(B) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction. It is also capable of assuming, and assumes, the risks of the Transaction.

(C) Status of Parties. Nomura is not acting as a fiduciary for or an adviser to it in respect of the Transaction.

(D) Non-Public Information. It is not entering into the Transaction on the basis of any material non-public information with respect to the Issuer or the Shares that, under any applicable securities laws, it would have to disclose before buying or selling the Shares.

(E) Commodity Exchange Act. It is an “eligible contract participant” under, and as defined in, the Commodity Exchange Act and it was not formed solely for the purposes of constituting an “eligible contract participant”.

(F) Private Placement. It (i) is an “accredited investor” as such term is defined in Regulation D as promulgated under the Securities Act, (ii) is entering into the Transaction for its own account without a view to the distribution or resale thereof and (iii) understands that the assignment, transfer or other disposition of the Transaction has not been and will not be registered under the Securities Act.

Additional Agreements of the Parties

(A)    Transfer. The rights and duties under this Master Confirmation may not be transferred or assigned by any party hereto without the prior written consent of the other party, such consent not to be unreasonably withheld; provided that Nomura may transfer or assign all (but not less than all) of its rights and obligations hereunder without the prior written consent of Counterparty to any one of Nomura’s Affiliates if (i)(a) that Affiliate has a rating for its long term, unsecured and unsubordinated indebtedness that is equal to or better than Nomura’s credit rating at the time of such assignment or (b) that Affiliate’s obligations to Counterparty are guaranteed by Nomura Holdings, Inc.; (ii) Counterparty will not, as a result of such transfer, become subject to any adverse tax consequences (including as a result of any dividend-related adjustment); (iii) Counterparty will not, as a result of such transfer, become subject to any costs (including, without limitation, any accounting, regulatory or other compliance costs) that are materially greater than those that would have been imposed on Counterparty in the absence of such transfer; (iv) neither an Event of Default nor a Termination Event has occurred and is continuing or would occur, in each case, as a result of such transfer or assignment; and (v) Nomura shall notify Counterparty in writing prior to effecting any such transfer or assignment.

(B)    Update and Acceptance of the Supplemental Confirmation. From time to time, but not less frequently than the first Exchange Business Day of a week following a week in which any Trade Date occurred, and promptly after any Trade Date if requested by Counterparty, Nomura will prepare a new Supplemental Confirmation for all Transactions entered into hereunder and not previously documented on a Supplemental Confirmation and deliver such new Supplemental Confirmation to Counterparty via email to [                    ]. Following the provision of such new Supplemental Confirmation, Counterparty shall promptly notify Nomura of any disagreements as to any terms set forth therein. Unless Counterparty has notified Nomura otherwise within two Business Days of the day on which such new Supplemental Confirmation is delivered via email as described herein, Counterparty shall be deemed to have agreed to such new Supplemental Confirmation and its terms shall be final and conclusive, absent manifest error, without any requirement for Counterparty to sign such Supplemental Confirmation.

(C)     Tax Characterization. Each Nomura and Counterparty shall treat the Transaction as a derivative financial contract for U.S. federal income tax purposes, and it shall not take any action or tax return filing position contrary to this characterization.

Nomura Securities (Bermuda) Ltd.

A member of the Nomura group of companies

Additional Representations, Warranties and Covenants of Counterparty

Counterparty represents, warrants and covenants to Nomura as of the date on which it enters into each Transaction that:

(A) Counterparty will not make any election under such Transaction while aware of any material non-public information regarding the Issuer or the Shares.

(B) Without limiting the generality of Section 3(a)(iii) of the Agreement, Counterparty, based on advice of counsel, is and, after giving effect to such Transaction, will be, in compliance with and will comply with any reporting obligations under Section 16, Section 13(d) and Section 13(g) of the Exchange Act it has with respect to the Shares.

(C) Counterparty is not and, after giving effect to such Transaction, will not be required to register as an “investment company” under, and as such term is defined in, the Investment Company Act of 1940, as amended.

(D) Counterparty is solvent and able to pay its debts as they come due, with assets having a fair value greater than liabilities and with capital sufficient to carry on the businesses in which it engages.

(E) Counterparty is not and has not been for the preceding three months an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer.

(F) Within one Exchange Business Day of Counterparty becoming aware during the term of such Transaction that the aggregate number of all Shares beneficially owned by Counterparty and its affiliates for purposes of Section 13(d) of the Exchange Act together with the economic exposure of Counterparty and its affiliates to the Shares under cash-settled equity derivative transactions (with Nomura or any other counterparty) has increased to or first exceeded each of the following thresholds: 5.0%, 9.5%, 10.0% and 15.0% of the outstanding Shares (as determined by reference to the Issuer’s most recent reports filed under the Exchange Act), Counterparty shall so notify Nomura.

(G) Considerations relating to the Foreign Investment in Real Property Tax Act, as amended, are not a principal purpose for Counterparty’s decision to enter into the Transactions with Nomura.

Matters Relating to Nomura and Agent

(i)    Nomura is not registered as a broker or dealer under the Exchange Act. Nomura Securities International, Inc. (“Agent”) has acted solely as agent for Nomura and Counterparty to the extent required by law in connection with each Transaction and has no obligations, by way of issuance, endorsement, guarantee or otherwise, with respect to the performance of either party under any Transaction. The parties agree to proceed solely against each other, and not against Agent, in seeking enforcement of their rights and obligations with respect to each Transaction, including their rights and obligations with respect to payment of funds and delivery of securities.

(ii)    Agent may have been paid a fee by Nomura in connection with each Transaction. Further details will be furnished upon written request.

(iii)    The time of each Transaction will be furnished by Agent upon written request.

Acknowledgments Regarding Hedging

Counterparty acknowledges that:

(i)    during the term of any Transaction, Nomura and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to such Transaction;

Nomura Securities (Bermuda) Ltd.

A member of the Nomura group of companies

(ii)    Nomura and its affiliates may also be active in the market for the Shares and derivatives linked to the Shares other than in connection with hedging activities in relation to any Transaction, including acting as agent or as principal and for its own account or on behalf of customers;

(iii)    Nomura shall make its own determination as to whether, when or in what manner any of its hedging or market activities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price risk, market risk and any other risk with respect to any Transaction including without limitation by transacting in securities, futures contracts or other derivatives related to the securities underlying a Transaction in amounts that may be greater than or less than the amount of securities that underlie a Transaction;

(iv)    any market activities of Nomura and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, each in a manner that may be adverse to Counterparty;

(v)    there are no voting or hedging arrangements between Nomura and Counterparty with respect to any Shares or the Issuer;

(vi)    Counterparty will not be entitled to any voting rights in respect of any of the Shares underlying the Transaction; and

(vii)    Counterparty will not seek to influence Nomura with respect to the voting of any Hedge Positions of Nomura consisting of Shares (if any).

Confidentiality

Notwithstanding anything to the contrary contained herein, any party (or such party’s affiliates) may disclose to any and all persons, without limitation of any kind, the United States tax treatment (federal, state and local) and tax structure of any Transaction contemplated hereunder and all materials of any kind relating to such tax treatment and tax structure. However, any information relating to the United States federal, state or local tax treatment or tax structure shall remain subject to the applicable confidentiality provisions (and the preceding sentence shall not apply) to the extent reasonably necessary to enable any person to comply with applicable securities laws. “Tax treatment” or “tax structure” is limited to any facts relevant to the United States federal, state or local tax treatment of any Transaction contemplated hereunder and specifically does not include information relating to the identity of Counterparty or any of its affiliates.

No Arrangements

Nomura and Counterparty each acknowledge and agree that: (i) there are no voting, hedging or settlement arrangements between Nomura and Counterparty with respect to any Shares or the Issuer, other than those set forth herein; (ii) although Nomura may hedge its risk under the Transactions in any way Nomura determines, Nomura has no obligation to hedge with the purchase or maintenance of any Shares or otherwise; (iii) Counterparty will not be entitled to any voting rights in respect of any of the Shares underlying any Transaction; and (iv) Counterparty will not seek to influence Nomura with respect to the voting of any Hedge Positions of Nomura consisting of Shares, if any.

Wall Street Transparency and Accountability Act

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (“WSTAA”), the parties hereby agree that neither the enactment of WSTAA or any regulation under WSTAA, nor any requirement under WSTAA or an amendment made by WSTAA, nor any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the date of this Master Confirmation, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Master Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Master Confirmation, the Equity Definitions incorporated herein, or the Agreement (including, without limitation, rights arising from Change in Law or Illegality).

Nomura Securities (Bermuda) Ltd.

A member of the Nomura group of companies

Address for Notices

Notice to Nomura:

c/o Nomura Securities International, Inc.

309 West 49th Street

New York, NY 10019

Attention: [                ]

with a copy to:

c/o Nomura Securities International, Inc.

309 West 49th Street

New York, NY 10019

Attention: [                ]

Notice to Counterparty:

As set forth on the first page of this Master Confirmation.

Account Details

Account details for Nomura:	To be advised.

Account details for Counterparty:	To be advised.

[Signature page follows]

Nomura Securities (Bermuda) Ltd.

A member of the Nomura group of companies

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Master Confirmation and returning it to us at your earliest convenience.

Very truly yours,

NOMURA SECURITIES (BERMUDA) LTD.

By:
Name:
Title:

Agreed and accepted by:

[Mantle Ridge Fund]

By:
Name:	[ ]
Title:	[ ]

[Signature Page to Share Option (Cash Settled Forward) Master Confirmation]

Nomura Securities (Bermuda) Ltd.

A member of the Nomura group of companies

Nomura Securities (Bermuda) Ltd. Chesney House 96 Pitts Bay Road Pembroke HM 08 Bermuda	Urgent Please deliver immediately

SCHEDULE A

FORM OF SUPPLEMENTAL CONFIRMATION

Date:	[ ], 20[ ]

To:	[Mantle Ridge Fund] (“Counterparty”)
Address:	712 Fifth Avenue
Suite 17F
New York, NY 10019
Attention:	[ ]
Email:	[ ]
Phone:	[ ]
Fax No.:	[ ]

From:	Nomura Securities (Bermuda) Ltd. (“Nomura “)

Re:	OTC Share Option Transactions

1.    This Supplemental Confirmation supplements, forms part of, and is subject to the Confirmation Re: OTC Share Option Transactions – Cash Settled Forward dated as of [                ] (the “Master Confirmation”), between Nomura and Counterparty, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2.    The purpose of this Supplemental Confirmation is to confirm certain terms and conditions of Transactions entered into between Nomura and Counterparty. This Supplemental Confirmation is a binding contract between Nomura and Counterparty as of the date of this Supplemental Confirmation.

Trade Date	Number of Options	Strike Price	Premium per Option	Expiration Date	Nomura Reference Number

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Please notify Nomura promptly of any disagreements as to any terms set forth herein. Unless you notify Nomura otherwise within two Business Days of the day on which this Supplemental Confirmation is delivered as described in the Master Confirmation, you shall be deemed to have agreed to this Supplemental Confirmation and its terms shall be final and conclusive without any requirement for you to sign this Supplemental Confirmation.

Very truly yours,

NOMURA SECURITIES (BERMUDA) LTD.

By:
Name:
Title:

[Signature Page to Share Option (Cash Settled Forward) Supplemental Confirmation]

Nomura Securities (Bermuda) Ltd.

A member of the Nomura group of companies

ANNEX A TO MASTER OPTION CONFIRMATION

Shares:	The common stock of Dollar Tree, Inc. (Ticker: DLTR)

Exchange:	Nasdaq Global Select Market

Related Exchange(s):	All Exchanges

Annex A-1

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ANNEX B

Cash Settled OTC Equity Forward Transactions

Upon exercise (in whole or in part) of a call option transaction (the “Call Option Transaction”) evidenced by the letter agreement to which this Annex is attached (such letter agreement, the “Call Option Confirmation” and this Annex, this “Confirmation”), Nomura Securities (Bermuda) Ltd. (“Nomura”) and [Mantle Ridge Fund] (“Counterparty”) agree that they shall automatically and without further action have entered into a transaction with the terms and conditions specified below on the Pricing Date specified below (for purposes of this Annex B, the “Transaction”).

This Confirmation constitutes a “Confirmation” as referred to in the ISDA 2002 Master Agreement, dated as of [                    ], between Nomura and Counterparty (including the Schedule thereto and the 1994 Credit Support Annex (Bilateral Form—New York Law) (the “CSA”) to such Schedule), as may be amended and supplemented from time to time (the “Agreement”). All provisions contained or incorporated by reference in the Agreement shall govern this Confirmation except as expressly modified below. This Confirmation evidences a complete binding agreement between Nomura and Counterparty as to the subject matter and terms of the Transaction and shall supersede all prior or contemporaneous written or oral communications with respect thereto.

The 2006 ISDA Definitions (the “Swap Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”, and with the Swap Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. If there is any inconsistency between the Definitions and this Confirmation, this Confirmation governs. If, in relation to the Transaction, there is any inconsistency between the Agreement, this Confirmation, the Swap Definitions and the Equity Definitions, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) this Confirmation; (ii) the Equity Definitions; (iii) the Swap Definitions, and (iv) the Agreement.

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The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms

Type of Transaction:	Share Forward Transaction

Pricing Date:	The Exercise Date of the Call Option Transaction

Effective Date:	One Settlement Cycle following the Pricing Date

Valuation Date:	Any Potential Valuation Date designated as the Valuation Date by either party upon at least 15 calendar days prior written notice.

Potential Valuation Date:	The third anniversary of the Effective Date and each anniversary of the Effective Date thereafter.

Seller:	Nomura

Buyer:	Counterparty

Shares:	As set forth in Annex A to the Call Option Confirmation

Number of Shares:	The Number of Options exercised under the Call Option Transaction multiplied by the Option Entitlement under the Call Option Transaction.

Initial Price:	The sum of (i) the Strike Price plus (ii) the Premium per Option, in each case, for the Call Option Transaction.

Forward Price:	On the Pricing Date, the Initial Price and on any date thereafter as adjusted as set forth herein.

Variable Obligation:	Not applicable

Exchange:	As set forth in Annex A to the Call Option Confirmation

Related Exchange(s):	All Exchanges

Dividends

Dividend Amount Adjustment:	With respect to any ordinary or extraordinary cash dividend or distribution on the Shares for which the Record Date occurs during the Dividend Period, the Calculation Agent shall reduce the Forward Price on the Dividend Amount Adjustment Date and adjust the calculation of subsequent accruals of the Forward Price by an amount equal to the relevant Dividend Amount; provided that, for any Dividend Amount for which (x) the relevant Record Date occurs during the Dividend Period, and (y) the relevant Dividend Amount Adjustment Date occurs after any Cash Settlement Payment Date with respect to all or a portion of the Transaction, Nomura shall remit to Counterparty, within three Currency Business Days after such Dividend Amount Adjustment Date, an amount in the Settlement Currency equal to the product of (i) such Dividend Amount multiplied by (ii) the number of shares constituting the portion of the Number of Shares as of such Record Date for which no adjustment under “Dividend Amount Adjustment” was made on such Dividend Amount Adjustment Date. Notwithstanding the above, if the Forward Price is reduced pursuant to an adjustment above and the related Dividend Amount is not paid at the time and in the amount scheduled, then Nomura shall have the right to further adjust the Forward Price to account for such

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deficiency or (if the Transaction has then terminated) Counterparty will be required, upon request of Nomura, to promptly remit to Nomura an amount determined by the Calculation Agent as appropriate to account for such deficiency. The obligations of each party pursuant to this provision will survive settlement or termination of the Transaction. Section 11.2(e)(iii) is hereby amended by adding the word “non-cash” before “Extraordinary Dividend”.

Dividend Amount Adjustment Date:	In respect of any cash dividend or distribution on the Shares, the Dividend Receipt Date (or if such day is not a Currency Business Day, the Currency Business Day immediately following such date).

Dividend Receipt Date:	The date of receipt of a dividend by holders of record.

Record Date:	Each relevant date of determination of holder of record status.

Dividend Amount:	The Record Amount; provided that

(i) the last two sentences of Section 10.1 of the Equity Definitions shall be deleted; and

(ii)  any “gross cash dividend” shall represent a sum after the withholding or deduction of taxes, if any, at the source by or on behalf of any applicable authority having power to tax in respect of such a dividend that would be incurred if such dividend were received by a QDD Hypothetical Investor.

A “QDD Hypothetical Investor” is a hypothetical investor that is authorized to act as a Qualified Derivatives Dealer by the U.S. Internal Revenue Service, holds its Shares (and receives any amounts thereon) in its capacity as a Qualified Derivatives Dealer and properly certifies the foregoing as required under applicable U.S. federal income tax laws in order to avoid withholding on dividends, amounts treated as dividends or dividend equivalent amounts.

Dividend Period:	The period commencing on and including the Effective Date and ending on but excluding (i) the Cash Settlement Payment Date or (ii) the Nomura Early Termination Date, as applicable.

Share Dividend Elections:	In the event that a dividend is payable in either cash or property or a combination thereof at the election of a person who would be a holder of record of such Shares, the Dividend Amount shall be determined as if no election were made pursuant to the election default provision set forth in the documents relating to the payment of dividends on the Shares.

Settlement Terms

Settlement Currency:	USD

Cash Settlement Payment Date:	One Settlement Cycle after the later of (a) the Valuation Date and (b) the last day of the VWAP Period.

Accrual Payment Amount:	The sum of the Accrual Amounts for each Calculation Period.

Calculation Periods:	Notwithstanding anything in the Swap Definitions, each one calendar day period from, and including, the Effective Date to, but excluding, (i) the Cash Settlement Payment Date or (ii) the Nomura Early Termination Date, as applicable.

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Accrual Amount:	For each Calculation Period, the sum, for each day in such Calculation Period, of the product of (a) the Adjusted Calculation Amount for such Calculation Period multiplied by (b) (i) the Floating Rate plus (ii) the Spread, divided by (c) 360.

Adjusted Calculation Amount:	For each day in a Calculation Period, (a) the Base Calculation Amount for such Calculation Period minus (b) (i) the sum of all Dividend Amounts, if any, that were paid by the Issuer during such Calculation Period multiplied by (ii) the Number of Shares plus (c) the Preceding Period Amount.

Preceding Period Amount:	For each Calculation Period, the Accrual Amount for the immediately preceding Calculation Period, provided that for the first Calculation Period, the Preceding Period Amount shall be zero.

Base Calculation Amount:	For the first Calculation Period, the Forward Price multiplied by the Number of Shares and, for each subsequent Calculation Period, the Adjusted Calculation Amount for the immediately preceding Calculation Period.

Floating Rate:	The Interest Rate as defined in Paragraph 13(h)(i) of the CSA.

Spread:	As specified in the Spread Notice provided by Nomura to Counterparty pursuant to the Call Option Transaction

Reset Dates:	Each calendar day that is a Calculation Period.

Settlement Method Election:	Not Applicable

Settlement Method:	Cash Settlement, provided that Section 8.5(c) of the Equity Definitions shall be deleted in its entirety and replaced by the following: “under a Share Forward Transaction or Share Basket Forward Transaction to which “Prepayment” is not applicable and “Variable Obligation” is not applicable, an amount equal to (A) the Number of Shares or the Number of Baskets, as the case may be, multiplied by (B) an amount equal to the Settlement Price minus the Forward Price, minus (C) an amount equal to the Accrual Payment Amount.”

Settlement Price with Respect to Cash Settlement:	The Settlement Price with respect to Cash Settlement in relation to the Valuation Date shall be the VWAP per Share determined by the Calculation Agent as of the Valuation Date.

“VWAP per Share” with respect to the Transaction shall mean, as of the Valuation Date, the arithmetic mean of the volume-weighted average price per Share as listed on the relevant Bloomberg Page AQR during regular trading hours on the Exchange of each Exchange Business Day during the VWAP Period but excluding any official opening and closing transactions on the Exchange, as determined by the Calculation Agent, less USD0.02.

“VWAP Period” shall mean a period consisting of a number of Exchange Business Days equal to the VWAP Number, commencing on the Scheduled Valuation Date.

The “VWAP Number” shall be equal to the quotient, rounded up to the nearest whole number, obtained by dividing (x) the aggregate of the Number of Shares with respect to all Transactions entered into under this Confirmation by (y) the product of (A) the ADTV Percentage and (B) the average daily trading volume, determined as of the third Scheduled Trading Day immediately preceding the

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Valuation Date, on the principal Exchange for the Shares for a period of 60 consecutive calendar days, immediately preceding such date, as determined by the Calculation Agent.

The “ADTV Percentage” shall be equal to [ ]%.

In the event that Nomura reasonably determines that, as a result of any legal, regulatory, or self-regulatory requirement relating to any Hedge Position with respect to the Transactions hereunder (including, for the avoidance of doubt, in consideration of other market activity by Counterparty as well as any legal considerations applicable to Counterparty, including, but not limited to, considerations related the fact that Counterparty may be an “insider” or “affiliate” (or at any time during the preceding three months may have been an “affiliate”) of the Issuer and the application of any related securities laws), it is appropriate to extend the VWAP Period, then Nomura may extend the VWAP Period by such number of additional Exchange Business Days as, in its commercially reasonable discretion, it deems appropriate, and/or select non-consecutive Exchange Business Days to make up the VWAP Period if Nomura determines in its commercially reasonable discretion that such action is appropriate.

The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “at any time during the one-hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” and inserting the words “at any time on any Scheduled Trading Day during the VWAP Period” after the word “material,” in the third line thereof.

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Notwithstanding anything to the contrary in the Equity Definitions, to the extent that a Disrupted Day occurs in the VWAP Period, the Calculation Agent may extend the VWAP Period by one for each Exchange Business Day that is a Disrupted Day. If any such Disrupted Day is a Disrupted Day because of a Market Disruption Event, the Calculation Agent shall determine whether (i) such Disrupted Day is a Disrupted Day in full, in which case the VWAP Price for such Disrupted Day shall not be included for purposes of determining the Settlement Price or (ii) such Disrupted Day is a Disrupted Day only in part, in which case the VWAP Price for such Disrupted Day shall be determined by the Calculation Agent based on transactions in the Shares on such Disrupted Day taking into account the nature and duration of the relevant Market Disruption Event, and the weighting of the VWAP Price for the relevant Exchange Business Days during the VWAP Period shall be adjusted in a commercially reasonable manner by the Calculation Agent for purposes of determining the Settlement Price. Any Exchange Business Day on which, as of the date hereof, the Exchange is scheduled to close prior to its normal close of trading shall be deemed not to be an Exchange Business Day; if a closure of the Exchange prior to its normal close of trading on any Exchange Business Day is scheduled following the date hereof, then such Exchange Business Day shall be deemed to be a Disrupted Day in full.

If a Disrupted Day occurs during the VWAP Period and each of the seven immediately following Scheduled Trading Days is a Disrupted Day, then the Calculation Agent may deem such seventh Scheduled Trading Day to be an Exchange Business Day that is not a Disrupted Day and determine the VWAP Price for such seventh Scheduled Trading Day using its good faith estimate of the value of the Shares on such seventh Scheduled Trading Day based on the volume, historical trading patterns and price of the Shares and such other factors as it deems appropriate.

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If for any reason (including by virtue of the determination or the extension of the VWAP Period), the VWAP Period would end on a date later than the Valuation Date (as measured before giving effect to this sentence), then the Valuation Date shall be postponed to the final day of the VWAP Period.

Share Adjustments:

Method of Adjustment:	Calculation Agent Adjustment; provided that, if an event occurs that constitutes both a Potential Adjustment Event and a Spin-off as described below, it shall be treated hereunder as a Spin-off and not as a Potential Adjustment Event.

Section 11.2(e)(vii) of the Equity Definitions is hereby amended to add the term “corporate” before “event”.

Spin-off:	A distribution of New Shares (the “Spin-off Shares”) of any issuer, including the Issuer (any such issuer, the “Spin-off Issuer”), to holders of the Shares (the “Original Shares”). Solely for purposes of this paragraph, “New Shares” means ordinary or common shares of the Spinoff Issuer, including, for the avoidance of doubt, shares that are issued to separately track and reflect the economic performance of businesses and/or assets of the Spin-off Issuer, which shares are, or as of the ex-dividend date of such Spin-off are scheduled promptly to be, (i) publicly quoted, traded or listed on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors) and (ii) not subject to any currency exchange controls, trading restrictions or other trading limitations. Notwithstanding anything else to the contrary in the Equity Definitions, a distribution of Spin-off Shares will in every case require the Calculation Agent to take the actions specified under “Consequences of Spin-off” below and the Calculation Agent will not adjust the Transactions in any other manner.

Consequences of Spin-off:	In connection with a Spin-off with respect to a Transaction, as of the ex-dividend date for such Spin-off, the Calculation Agent shall adjust the Transaction to continue as two separate Transactions, each with terms identical to the original Transaction (the “Original Transaction”), except that: (i) the “Shares” for the Original Transaction (the “Original Shares Transaction”) shall be the Original Shares and the “Shares” for the other transaction (the “Spin-off Shares Transaction”) shall be the Spin-off Shares, (ii) the Number of Shares for the Original Shares Transaction shall remain unchanged from the Number of Shares for the Original Transaction, (iii) the Number of Shares for Spin-off Shares Transaction shall equal the product of (A) the Number of Shares for the Original Transaction (as in effect immediately prior to the ex-dividend date for such Spin-off) and (B) the number of Spin-off Shares that a holder of one share of Original Shares would have owned or been entitled to receive in connection with such Spin-off, (iv) the Strike Price for each of the Original Shares Transaction and the Spin-off Shares Transaction shall be adjusted by the Calculation Agent to reflect the relative market values per share of the Original Shares and the Spin-off Shares immediately following the ex-dividend date for such Spin-off and (v) the Calculation Agent shall make such technical adjustments to the exercise, settlement, payment or any other terms of such Transactions as the Calculation Agent determines appropriate to account for such Spin-off (but excluding, for the avoidance of doubt, adjustments to account for changes in volatility, expected dividends, stock loan rate or liquidity relevant to the Shares or to such Transaction. Following such adjustment, this Confirmation shall

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apply in all respects (except as provided above) to both the Original Shares Transaction and the Spinoff Shares Transaction as if each were a separate Transaction under this Confirmation.

Extraordinary Events:

Consequences of Merger Events:

(a) Share-for-Share:	Calculation Agent Adjustment
(b) Share-for-Other:	Cancellation and Payment
(c) Share-for-Combined:	Component Adjustment

Tender Offer:	Applicable; provided, however, that Section 12.1(d) of the Equity Definitions is hereby amended by adding “, or of the outstanding Shares,” before “of the Issuer” in the fourth line thereof. Sections 12.1(e) and 12.1(l)(ii) of the Equity Definitions are hereby amended by adding “or Shares, as applicable,” after “voting Shares”.

Consequences of Tender Offers:

(a) Share-for-Share:	Calculation Agent Adjustment
(b) Share-for-Other:	Calculation Agent Adjustment
(c) Share-for-Combined:	Calculation Agent Adjustment

Composition of Combined Consideration:	Not Applicable

Nationalization, Insolvency or Delisting:	Cancellation and Payment

Shareholder Rights Plan:	Notwithstanding any provision of the Equity Definitions or this Confirmation to the contrary, upon the occurrence of an event that results in any shareholder rights being distributed or becoming separated from the Shares or other shares of the Issuer’s capital stock (including the issuance or exercisability of rights or the issuance of Shares or other securities under a so-called “poison pill” or similar event), as determined by the Calculation Agent, that occurs as a result of any action taken by or any activity of Counterparty or its affiliates or related parties or any member of a “group” (as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any similar provision) of which Counterparty or any such affiliate or related party is a part, in each case as determined by the Calculation Agent, Nomura shall not be obligated to adjust the Number of Shares or other terms for any Transaction hereunder to reflect such event, and without limiting the foregoing, the Forward Cash Settlement Amount payable by Nomura under any Transaction hereunder will be determined exclusive of additional Shares or rights with respect thereto delivered to holders of Shares as a result of such event.

Additional Disruption Events:

(a) Change in Law:	Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (a) adding the words “or any Hedge Positions” after the word “Shares” in clause (X) thereof; and (b) adding the words “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute)” after the word “regulation” in the second line thereof.

(b) Failure to Deliver:	Not Applicable

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(c) Insolvency Filing:	Not Applicable

(d) Hedging Disruption:	Not Applicable

(e) Increased Cost of Hedging:	Not Applicable

(f) Loss of Stock Borrow:	Not Applicable

(g) Increased Cost of Stock Borrow:	Not Applicable

Determining Party:	For all applicable events, Nomura. Whenever the Determining Party is required to act or to exercise judgment in any way, it will do so in good faith and in a commercially reasonable manner. If Counterparty chooses to dispute a determination made by Nomura in its role as Determining Party, then it must do so within two (2) Scheduled Trading Days of the day on which Nomura communicates the relevant determination to Counterparty and provide Nomura with the reasons why Counterparty objects. If Counterparty and Nomura cannot resolve the dispute, then the dispute resolution procedures applicable to the Calculation Agent shall also apply to the Determining Party as if all references to the Calculation Agent were references to the Determining Party.

Hedging Party:	For all applicable events, Nomura

Additional Provisions:

Nomura Early Termination:	Notwithstanding any provisions to the contrary set forth herein, Nomura shall have the right to terminate all or a portion of the Transaction, for any reason or no reason, upon delivery of written notice of termination to Counterparty (which may be delivered electronically), which termination shall become effective six (6) months following the date of such notice (a “Nomura Early Termination”). The Calculation Agent shall determine any payments and adjustments for the portion of the Transaction subject to any Nomura Early Termination as if (i) the applicable Nomura Early Termination was an Extraordinary Event and (ii) Cancellation and Payment applied (the date of such cancellation, the “Nomura Early Termination Date”). The portion of the Independent Amount relating to the portion of the Transaction subject to any Nomura Early Termination and to be returned in connection with such Nomura Early Termination shall be due and payable on the date the Cancellation Amount is due and payable, subject to netting pursuant to Section 2(c) of the Agreement.

Counterparty Early Termination:	If Counterparty gives notice to Nomura on a Notice Business Day to terminate the Transaction in whole or in part by reducing the Number of Shares for such Transaction (the number of Shares by which the Transaction is reduced being the “Terminated Shares”):

(i) the Optional Termination Date shall be deemed to be the Valuation Date (subject to Disrupted Day provisions, if applicable) for a Number of Shares for such Transaction equal to the Terminated Shares;

(ii) with effect from the Optional Termination Date, the Number of Shares for such Transaction shall be reduced by the Terminated Shares;

(iii) the Settlement Price shall be calculated in accordance with “Settlement Terms” above as if the Optional Termination Date were the Valuation Date;

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(iv) the settlement method applicable to such Optional Early Termination shall be the applicable method set forth under “Settlement Terms” above; and

(v)   the Calculation Agent shall make the calculations described under “Settlement Terms” above with respect to all or a portion of the Transaction being terminated, as applicable, and the remainder of the Transaction, if any, shall continue in accordance with its terms.

Optional Termination Date:	The Exchange Business Day following the Notice Business Day on which the notice of termination is received.

Notice Business Day:	A day that is both an Exchange Business Day and a Banking Day in the city of the Office of Nomura to which the notice is given.

Independent Amount:	Notwithstanding any provision to the contrary in the CSA, (i) the Independent Amount with respect to Counterparty shall be as set forth in Annex A hereto, (ii) Counterparty shall be deemed to have Transferred the initial Independent Amount to Nomura upon entering into a Transaction, (iii) the Independent Amount deemed to be so Transferred shall constitute Posted Credit Support for the purposes of the CSA, (iv) the return of any Independent Amount not previously Transferred from Nomura to Counterparty shall be due and payable on the Cash Settlement Payment Date, in each case subject to netting pursuant to Section 2(c) of the Agreement, and (v) the Independent Amount with respect to Nomura for the Transaction shall be zero.

IA Step-Down Percentage:	[ ]%

IA Step-Down Period:	A period beginning on, and including, the date specified as such in a notice from Counterparty to Nomura (the “Step-Down Effective Date”), to be no fewer than two Local Business Days following the date such notice is given, and ending on, and excluding, a date specified in a separate notice from Counterparty to Nomura. For the avoidance of doubt, following the termination of an IA Step-Down Period, Counterparty may elect to commence a new IA Step-Down Period by delivery of the notice described herein.

Additional Posted Credit Support:	Counterparty shall be obligated to Transfer to Nomura on the Local Business Day following a Step-Down Effective Date an amount equal to [ ]% of the product of (x) the Number of Shares and (y) the Initial Price (the “Additional Posted Credit Support”) to be held as Posted Collateral pursuant to the CSA, which obligation shall be deemed satisfied out of the portion of the Independent Amount Nomura would otherwise be obligated to return to Counterparty. On the Local Business Day following a Step-Down Effective Date, Nomura shall Transfer Posted Collateral to Counterparty to the extent the Independent Amount immediately prior to a Step-Down Effective Date exceeds the sum of the Independent Amount after giving effect to the Step-Down Effective Date and the portion of the Independent Amount necessary to satisfy Counterparty’s Additional Posted Credit Support obligation. Counterparty may, from time to time, supplement the Additional Posted Credit Support by Transferring additional Eligible Collateral to Nomura and specifying that such amounts are to be held as Additional Posted Credit Support. Notwithstanding any provision to the contrary in the CSA, the Additional Posted Credit Support shall be deemed to have a Value of zero for the purpose of calculating any Delivery Amount or Return Amount (provided that, for the avoidance of doubt, for the purposes of Paragraph 11(a) of the CSA, the Additional Posted Credit Support shall have the Value set forth in the CSA without giving effect to this sentence).

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If Counterparty fails to Transfer any Delivery Amount required by the CSA with respect to a Transaction, such failure shall not constitute an Event of Default for so long as Additional Posted Credit Support in an amount not less than such Delivery Amount (less any portion of such Delivery Amount otherwise Transferred by Counterparty) is available, and on the next Local Business Day after such Transfer was otherwise due Nomura shall apply some or all of the Additional Posted Credit Support, as applicable, to the satisfaction of such Transfer obligation. Nomura may, in its sole discretion, apply any Interest Amount or Distributions otherwise payable by Nomura pursuant to Paragraph 6(d) of the CSA in an amount of up to such Delivery Amount to replenish the Additional Posted Credit Support to the amount initially required pursuant to the immediately preceding paragraph.

Calculation Agent:	As specified in the Agreement.

Non-Reliance:	Applicable

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable

Additional Acknowledgements:	Applicable

Exposure:	For purposes of calculating a Credit Support Amount with respect to which Counterparty is the Secured Party, Exposure in respect of any Transaction hereunder shall be zero.

For purposes of calculating a Credit Support Amount with respect to which Nomura is the Secured Party, the Exposure with respect to all Transactions under this Confirmation shall be no greater than the difference between (x) the sum of, for each such Transaction, the product of (1) the then-applicable “Number of Shares” for such Transaction and (2) the “Initial Price” for such Transaction and (y) the Independent Amount for all such Transactions.

Representations, Warranties and Covenants of Counterparty

Counterparty represents and warrants to, and covenants with, Nomura as of the date on which it enters into a Transaction hereunder that (in the absence of any written agreement between the parties that expressly imposes affirmative obligations to the contrary for the Transaction):

(A) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction, it being understood that information and explanations related to the terms and conditions of the Transaction will not be considered investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of the Transaction.

(B) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction. It is also capable of assuming, and assumes, the risks of the Transaction.

(C) Status of Parties. Nomura is not acting as a fiduciary for or an adviser to it in respect of the Transaction.

Nomura Securities (Bermuda) Ltd.

A member of the Nomura group of companies

(D) Non-Public Information. It is not entering into the Transaction on the basis of any material non-public information with respect to the Issuer or the Shares that, under any applicable securities laws, it would have to disclose before buying or selling the Shares.

(E) Commodity Exchange Act. It is an “eligible contract participant” under, and as defined in, the Commodity Exchange Act and it was not formed solely for the purposes of constituting an “eligible contract participant”.

(F) Private Placement. It (i) is an “accredited investor” as such term is defined in Regulation D as promulgated under the Securities Act, (ii) is entering into the Transaction for its own account without a view to the distribution or resale thereof and (iii) understands that the assignment, transfer or other disposition of the Transaction has not been and will not be registered under the Securities Act.

Additional Agreements of the Parties

(A)    Transfer. The rights and duties under this Confirmation may not be transferred or assigned by any party hereto without the prior written consent of the other party, such consent not to be unreasonably withheld; provided that Nomura may transfer or assign all (but not less than all) of its rights and obligations hereunder without the prior written consent of Counterparty to any one of Nomura’s Affiliates if (i)(a) that Affiliate has a rating for its long term, unsecured and unsubordinated indebtedness that is equal to or better than Nomura’s credit rating at the time of such assignment or (b) that Affiliate’s obligations to Counterparty are guaranteed by Nomura Holdings, Inc.; (ii) Counterparty will not, as a result of such transfer, become subject to any adverse tax consequences (including as a result of any Dividend Amount Adjustment); (iii) Counterparty will not, as a result of such transfer, become subject to any costs (including, without limitation, any accounting, regulatory or other compliance costs) that are materially greater than those that would have been imposed on Counterparty in the absence of such transfer; (iv) neither an Event of Default nor a Termination Event has occurred and is continuing or would occur, in each case, as a result of such transfer or assignment; and (v) Nomura shall notify Counterparty in writing prior to effecting any such transfer or assignment.

(B)    Tax Characterization. Each Nomura and Counterparty shall treat the Transaction as a derivative financial contract for U.S. federal income tax purposes, and it shall not take any action or tax return filing position contrary to this characterization.

Additional Representations, Warranties and Covenants of Counterparty

Counterparty represents, warrants and covenants to Nomura as of the date on which it enters into the Transaction that:

(A) Counterparty will not make any election under such Transaction while aware of any material non-public information regarding the Issuer or the Shares.

(B) Without limiting the generality of Section 3(a)(iii) of the Agreement, Counterparty, based on advice of counsel, is and, after giving effect to such Transaction, will be in compliance with and will comply with any reporting obligations under Section 16, Section 13(d) and Section 13(g) of the Exchange Act it has with respect to the Shares.

(C) Counterparty is not and, after giving effect to such Transaction, will not be required to register as an “investment company” under, and as such term is defined in, the Investment Company Act of 1940, as amended.

(D) Counterparty is solvent and able to pay its debts as they come due, with assets having a fair value greater than liabilities and with capital sufficient to carry on the businesses in which it engages.

(E) Counterparty is not and has not been for the preceding three months an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer.

(F) Within one Exchange Business Day of Counterparty becoming aware during the term of such Transaction that the aggregate number of all Shares beneficially owned by Counterparty and its affiliates for purposes of Section 13(d) of the Exchange Act together with the economic exposure of Counterparty and its affiliates to the Shares under cash-settled equity derivative transactions (with Nomura or any other counterparty) has increased to or first exceeded each of the following thresholds: 5.0%, 9.5%, 10.0% and 15.0% of the outstanding Shares (as determined by reference to the Issuer’s most recent reports filed under the Exchange Act), Counterparty shall so notify Nomura.

Nomura Securities (Bermuda) Ltd.

A member of the Nomura group of companies

(G) Considerations relating to the Foreign Investment in Real Property Tax Act, as amended, are not a principal purpose for Counterparty’s decision to enter into the Transactions with Nomura.

Matters Relating to Nomura and Agent

(i)    Nomura is not registered as a broker or dealer under the Exchange Act. Nomura Securities International, Inc. (“Agent”) has acted solely as agent for Nomura and Counterparty to the extent required by law in connection with each Transaction and has no obligations, by way of issuance, endorsement, guarantee or otherwise, with respect to the performance of either party under any Transaction. The parties agree to proceed solely against each other, and not against Agent, in seeking enforcement of their rights and obligations with respect to each Transaction, including their rights and obligations with respect to payment of funds and delivery of securities.

(ii)    Agent may have been paid a fee by Nomura in connection with each Transaction. Further details will be furnished upon written request.

(iii)    The time of each Transaction will be furnished by Agent upon written request.

Acknowledgments Regarding Hedging

Counterparty acknowledges that:

(i)    during the term of the Transaction, Nomura and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transaction;

(ii)    Nomura and its affiliates may also be active in the market for the Shares and derivatives linked to the Shares other than in connection with hedging activities in relation to the Transaction, including acting as agent or as principal and for its own account or on behalf of customers;

(iii)    Nomura shall make its own determination as to whether, when or in what manner any of its hedging or market activities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price risk, market risk and any other risk with respect to the Transaction including without limitation by transacting in securities, futures contracts or other derivatives related to the securities underlying a Transaction in amounts that may be greater than or less than the amount of securities that underlie a Transaction;

(iv)    any market activities of Nomura and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, each in a manner that may be adverse to Counterparty;

(v)    there are no voting or hedging arrangements between Nomura and Counterparty with respect to any Shares or the Issuer;

(vi)    Counterparty will not be entitled to any voting rights in respect of any of the Shares underlying the Transaction; and

(vii)    Counterparty will not seek to influence Nomura with respect to the voting of any Hedge Positions of Nomura consisting of Shares (if any).

Confidentiality

Notwithstanding anything to the contrary contained herein, any party (or such party’s affiliates) may disclose to any and all persons, without limitation of any kind, the United States tax treatment (federal, state and local) and tax structure of any Transaction contemplated hereunder and all materials of any kind relating to such tax treatment and tax structure. However, any information relating to the United States federal, state or local tax treatment or tax structure shall remain subject to the applicable confidentiality provisions (and the preceding sentence shall not apply) to the extent reasonably necessary to enable any person to comply with applicable securities laws. “Tax treatment”

Nomura Securities (Bermuda) Ltd.

A member of the Nomura group of companies

or “tax structure” is limited to any facts relevant to the United States federal, state or local tax treatment of any Transaction contemplated hereunder and specifically does not include information relating to the identity of Counterparty or any of its affiliates.

No Arrangements

Nomura and Counterparty each acknowledge and agree that: (i) there are no voting, hedging or settlement arrangements between Nomura and Counterparty with respect to any Shares or the Issuer, other than those set forth herein; (ii) although Nomura may hedge its risk under the Transactions in any way Nomura determines, Nomura has no obligation to hedge with the purchase or maintenance of any Shares or otherwise; (iii) Counterparty will not be entitled to any voting rights in respect of any of the Shares underlying any Transaction; and (iv) Counterparty will not seek to influence Nomura with respect to the voting of any Hedge Positions of Nomura consisting of Shares, if any.

Wall Street Transparency and Accountability Act

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (“WSTAA”), the parties hereby agree that neither the enactment of WSTAA or any regulation under WSTAA, nor any requirement under WSTAA or an amendment made by WSTAA, nor any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the date of this Confirmation, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the Equity Definitions incorporated herein, or the Agreement (including, without limitation, rights arising from Change in Law or Illegality).

Address for Notices

Notice to Nomura:

c/o Nomura Securities International, Inc.

309 West 49th Street

New York, NY 10019

Attention: [                    ]

with a copy to:

c/o Nomura Securities International, Inc.

309 West 49th Street

New York, NY 10019

Attention: [                    ]

Notice to Counterparty:

As set forth on the first page of the Call Option Confirmation.

Account Details

Account details for Nomura:	To be advised.
Account details for Counterparty:	To be advised.

Nomura Securities (Bermuda) Ltd.

A member of the Nomura group of companies

ANNEX A TO SHARE FORWARD CONFIRMATION

Independent Amount:	Notwithstanding any provision to the contrary in the CSA, with respect to Counterparty for the Transaction, (i) other than during an IA Step-Down Period, the Independent Amount shall be an amount equal to 100% of the product of (x) the Number of Shares from time to time and (y) the Forward Price, (ii) during an IA Step-Down Period, the Independent Amount shall be an amount equal to the product of (x) the then IA Step-Down Percentage, (y) the Number of Shares from time to time and (z) the Forward Price.

Annex A-1

Nomura Securities (Bermuda) Ltd.

A member of the Nomura group of companies